4Q18 Earnings January 29th, 2019 Exhibit 99.2

This press release contains forward-looking statements within the meaning of applicable federal securities laws that are based upon our current expectations and assumptions concerning future events, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. The words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “commence,” “seek,” “may,” “would,” “could,” “should,” “believe,” “potential,” “continue,” or the negative of any of those words or similar expressions is intended to identify forward-looking statements. All statements contained in this press release, other than statements of historical fact, including without limitation, statements about our plans, strategies, prospects and expectations regarding future events and our financial performance, are forward-looking statements that involve certain risks and uncertainties. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and our actual results may differ materially. Important factors that could cause our actual results to be materially different from our expectations include, among others, the risk that (i) CIT is unsuccessful in implementing its strategy and business plan, (ii) CIT is unable to react to and address key business and regulatory issues, (iii) CIT is unable to achieve the projected revenue growth from its new business initiatives or the projected expense reductions from efficiency improvements, (iv) CIT is unable to achieve the projected gains from the sale of one or more of its businesses or assets, (v) CIT becomes subject to liquidity constraints and higher funding costs, or (vi) the parties to a transaction do not receive or satisfy regulatory or other approvals and conditions on a timely basis or approvals are subject to conditions that are not anticipated. We describe these and other risks that could affect our results in Item 1A, “Risk Factors,” of our latest Annual Report on Form 10-K for the year ended December 31, 2017, which was filed with the Securities and Exchange Commission. Information regarding CIT’s capital ratios consists of preliminary estimates. These estimates are forward-looking statements and are subject to change, possibly materially, as CIT completes its financial statements. Accordingly, you should not place undue reliance on the forward-looking statements contained in this press release. These forward-looking statements speak only as of the date on which the statements were made. CIT undertakes no obligation to update publicly or otherwise revise any forward-looking statements, except where expressly required by law. Non-GAAP Financial Measures This presentation contains references to non-GAAP financial measures, which provide additional information and insight regarding operating results and financial position of the business, including financial information that is presented to rating agencies and other users of financial information. These non-GAAP measures are not in accordance with, or a substitute for, GAAP and may be different from or inconsistent with non-GAAP financial measures used by other companies. The definitions of these measures and reconciliations of non-GAAP to GAAP financial information are available in our press release dated January 29, 2019, which is posted on the Investor Relations page of our website at http://ir.cit.com. This presentation is to be used solely as part of CIT management’s continuing investor communications program. This presentation shall not constitute an offer or solicitation in connection with any securities.   Important Notice

Core portfolios is total loans and leases net of credit balances of factoring clients, NACCO, Legacy Consumer Mortgages (LCM) and Non-Strategic Portfolios (NSP). Operating expenses excluding noteworthy items and intangible asset amortization. The numerator is net income from continuing operations adjusted for noteworthy items less intangible asset amortization. The denominator is average tangible common equity adjusted for the average disallowed deferred tax asset. We Delivered On Our 2018 Targets Earnings per diluted share from continuing operations, excluding noteworthy items, increased more than 30% and tangible book value per share increased 3%

Executing on Our Strategies to Simplify, Strengthen and Grow CIT

		Strategies	2018 Accomplishments
1	**Maximize Potential of Core Businesses**	▪ Grow revenues – grow core businesses, enhance fee revenue, and leverage connectivity among businesses ▪ Optimize cash and investment portfolio	✓ 6% average core loan and lease growth(1) ✓ Divested non-core businesses ✓ Full year funded volume up 28% vs. 2017
2	**Enhance Operational Efficiency**	▪ Reduce and manage operating expenses ▪ Invest in and enhance technology	✓ Achieved our $1,050 million operating expense commitment while continuing to invest in technology(2)
3	**Optimize Funding Costs**	▪ Reduce unsecured debt cost ▪ Improve deposit mix to lower cost (relative to index)	✓ Terminated costly, legacy TRS funding vehicle ✓ Smoothed and extended unsecured maturity profile; next maturity not until 2021 ✓ Improved credit ratings ✓ Increased Direct Bank deposits by ~25% and added over 60,000 new customers
4	**Optimize Capital Structure**	▪ Manage, deploy, and align capital ▪ Target 10–11% CET1 ratio	✓ Reduced our CET1 ratio from over 14% to 12% ✓ Repurchased $1.6 billion of common stock ✓ Increased ordinary dividend by 56% ✓ Issued Tier 2 capital and further aligned capital structure with regional bank peers
5	**Maintain Strong Risk Management**	▪ Maintain credit and operating risk discipline	✓ Reduced international and operational risk with divestitures of non-core businesses ✓ Credit reserves remain strong at 1.59% ✓ Cash flow lending ~10% of total loan and lease exposure

(1) Core portfolios is total loans and leases net of credit balances of factoring clients, NACCO, Legacy Consumer Mortgages (LCM) and Non-Strategic Portfolios (NSP).
(2) Adjusted for noteworthy items and excluding the amortization of intangible assets.

CIT | 4Q18 Earnings
3

Net Finance Revenue: decreased $15 million as the prior quarter included $9 million of NACCO suspended depreciation and NACCO was sold early in the current quarter Other Non-Interest Income: decreased $39 million as the current quarter includes a pre-tax charge of $69 million related to the termination of our Dutch total return swap facility Operating Expenses: decreased $5 million driven primarily by declines in employee costs and FDIC insurance costs, partially offset by an increase in professional fees and technology costs. The sale of NACCO contributed $3 million to the decline in operating expenses, the majority of which was in employee costs Provision for Credit Losses: decreased $7 million primarily driven by lower provisions in Real Estate Finance and Business Capital, and lower net charge-offs in Commercial Finance Income Tax Provision: effective tax rate of 21% for the quarter was positively impacted by a decrease in state and local income taxes and tax credits recognized for research and development costs Certain balances may not sum due to rounding. Net of depreciation, maintenance, and other operating lease expenses. Quarterly Earnings Summary – Reported Net Finance Revenue: decreased $25 million as the year-ago quarter includes $9 million of NACCO suspended depreciation, as well as lower average earning assets from the current quarter sale of NACCO and the reverse mortgage portfolio, in addition to higher funding costs, partially offset by higher income from commercial loans and investments Other Non-Interest Income: decreased $90 million as the current quarter includes a pre-tax charge of $69 million related to the termination of our Dutch total return swap facility, and the year-ago quarter includes a pre-tax benefit of $29 million related to the change in accounting for LIHTC investments Operating Expenses: decreased $46 million as the year-ago quarter includes $32 million of restructuring charges Provision for Credit Losses: essentially flat Income Tax Provision: the year-ago tax provision includes an aggregate $26 million benefit from noteworthy items, including the impact of tax items related to NACCO, the change in accounting policy for LIHTC and U.S. tax reform and an additional aggregate $22 million in discrete tax benefits vs. Prior Quarter vs. Year-ago Quarter

Net Finance Revenue: decreased $7 million due to lower net operating lease income, driven by a lease prepayment in Rail in the prior quarter and the sale of NACCO early in the current quarter, and an increase in deposit costs, partially offset by higher income from commercial loans, and higher net purchase accounting accretion in the Consumer Banking segment Other Non-Interest Income: decreased $5 million primarily driven by lower fee revenues from a decrease in capital markets fees and lower income from customer derivatives, partially offset by higher gains on the sale of leasing equipment Operating Expenses: decreased $5 million driven primarily by declines in employee costs and FDIC insurance costs, partially offset by an increase in professional fees and technology costs. The sale of NACCO contributed $3 million to the decline in operating expenses, the majority of which was in employee costs Provision for Credit Losses: decreased $7 million primarily driven by lower provisions in Real Estate Finance and Business Capital, and lower net charge-offs in Commercial Finance Income Tax Provision: effective tax rate of 23%, excluding noteworthy items, down from 26% Certain balances may not sum due to rounding. See appendix for details on noteworthy items. See also Non-GAAP Disclosures for a reconciliation of non-GAAP to GAAP financial information, and non-GAAP tables in the corresponding earnings release. Net of depreciation, maintenance, and other operating lease expenses. Quarterly Earnings Summary Excluding Noteworthy Items (Non-GAAP)(1) Net Finance Revenue: decreased $17 million primarily due to lower average earning assets from the NACCO and reverse mortgage portfolio sales, and higher funding costs, partially offset by higher income from commercial loans Other Non-Interest Income: Other non-interest income decreased $16 million primarily driven by lower capital markets fees, and decreases in gains from the reverse mortgage portfolio in LCM in the Consumer Banking segment Operating Expenses: Operating expenses decreased by $14 million driven primarily by lower professional fees and employee costs, partially offset by higher other non-income tax expenses Provision for Credit Losses: essentially flat Income Tax Provision: effective tax rate of 23%, excluding noteworthy items, down from 28% vs. Prior Quarter vs. Year-ago Quarter

Net income available to common shareholders for the full year was $428 million or $3.61 per diluted common share, compared to net income available to common shareholders of $458 million or $2.80 per diluted common share for the prior year Income from continuing operations available to common shareholders excluding noteworthy items for the full year was $480 million or $4.04 per diluted common share, compared to $504 million or $3.07 per diluted common share in the prior year, as a decline in net finance revenue (reflecting the sale of NACCO and the reverse mortgage portfolio) and an increase in the provision for credit losses were partially offset by lower operating expenses, higher other non-interest income and a lower effective income tax rate The increase in income from continuing operations excluding noteworthy items per diluted common share reflects the decline in the average number of diluted common shares outstanding due to significant share repurchases over the past four quarters Certain balances may not sum due to rounding. See appendix for details on noteworthy items. See also Non-GAAP Disclosures for a reconciliation of non-GAAP to GAAP financial information, and non-GAAP tables in the corresponding earnings release. Net of depreciation, maintenance, and other operating lease expenses. Full Year Earnings Summary

Certain balances may not sum due to rounding. EPS based on 105 million average diluted shares outstanding. Dollar impacts are rounded. See appendix for details on noteworthy items. See also Non-GAAP Disclosures for a reconciliation of non-GAAP to GAAP financial information, and non-GAAP tables in the corresponding earnings release. Fourth Quarter Impact of Noteworthy Items (Non-GAAP)(1) Gain on Sale of NACCO: $19 million ($0.18 per diluted common share) after-tax benefit in other non-interest income from the gain on the sale of NACCO, our European rail business, which closed in October 2018 Debt Extinguishment Costs: $12 million ($0.11 per diluted common share) after-tax expense related to the redemption of $434 million of unsecured senior debt and $465 million of Rail-related secured debt TRS Termination Net Charge: $52 million ($0.50 per diluted common share) after-tax charge in other non-interest income from the termination of our Dutch total return swap facility

Net Finance Revenue decreased by $7 million Lower net operating lease income, driven by a lease prepayment in Rail in the prior quarter, and the sale of NACCO early in the current quarter, and an increase in deposit costs were partially offset by higher income from commercial loans and investments Certain balances may not sum due to rounding. See appendix for details on noteworthy items. See also Non-GAAP Disclosures for a reconciliation of non-GAAP to GAAP financial information. Purchase accounting accretion and negative return on indemnification assets. Net of credit balances of factoring clients. Balances include loans and leases held for sale, respectively. Net Finance Margin (NFM) – Continuing Operations (Excluding Noteworthy Items)(1) Net Finance Revenue decreased by $17 million Decrease primarily due to lower average earning assets from the NACCO and reverse mortgage portfolio sales, and higher funding costs Decrease partially offset by higher income from loans in the Commercial Banking segment and investment securities Net Finance Revenue & Net Finance Margin ($ in millions) vs. Prior Quarter vs. Year-ago Quarter

Net Finance Margin Walk 3Q18 to 4Q18 Net Finance Margin Walk 4Q17 to 4Q18 14 bps improvement from cash & investment income, loan income, and asset mix shift Attributable in part to the increase in LIBOR, higher yields in select areas of our equipment lending businesses, an annual cash dividend from the FHLB, and lower average cash balances (12) bps decrease from rail net operating lease revenue Last quarter benefitted from an $8.5 million customer prepayment and this quarter does not include NACCO which had slightly higher yields than the overall portfolio 8 bps improvement from net PAA and prepayment benefits, mostly driven by a reduction in negative yield on the indemnification asset (9) bps decrease from deposit costs, reflecting continued upward market trends 2 bps improvement from borrowing costs , reflecting our liability management actions, offset by an increase in FHLB borrowings See appendix for details on noteworthy items. See also Non-GAAP Disclosures for a reconciliation of non-GAAP to GAAP financial information. Purchasing accounting accretion net of negative income associated with our indemnification asset. Net Finance Margin Trends – Continuing Operations (Excluding Noteworthy Items)(1) Decline of 12 bps reflects higher yields on loans, cash and investments, more than offset by lower rail operating lease rates, as well as higher deposit and borrowing costs (2) (2) vs. Prior Quarter vs. Year-ago Quarter

Other non-interest income decreased $5 million Decrease primarily driven by lower fee revenues from a decrease in capital markets fees and lower income from customer derivatives Decrease partially offset by higher gains on the sale of leasing equipment Certain balances may not sum due to rounding. See appendix for details on noteworthy items. See also Non-GAAP Disclosures for a reconciliation of non-GAAP to GAAP financial information. Other Non-Interest Income – Continuing Operations (Excluding Noteworthy Items)(1) Other non-interest income decreased $16 million Decrease primarily driven by lower capital markets fees, and decreases in gains from the reverse mortgage portfolio in LCM in the Consumer Banking segment Other Income vs. Prior Quarter vs. Year-ago Quarter

Operating Expenses decreased by $5 million Decrease driven primarily by declines in employee costs and FDIC insurance costs, partially offset by an increase in professional fees and technology costs. The sale of NACCO contributed $3 million to the decline in operating expenses, the majority of which was in employee costs Operating Expenses(1) – Continuing Operations (Excluding Noteworthy Items)(2) Operating Expenses decreased by $14 million Reduction driven primarily by lower professional fees and employee costs, partially offset by higher other non-income tax expenses vs. Prior Quarter vs. Year-ago Quarter All Other Expenses Certain balances may not sum due to rounding. In addition to the exclusion of noteworthy items, operating expenses also exclude amortization of intangibles. See appendix for details on noteworthy items. See also Non-GAAP Disclosures for a reconciliation of non-GAAP to GAAP financial information Total operating expenses exclusive of noteworthy items and amortization of intangibles divided by total revenue (net finance revenue and other non-interest income).

Average earning assets decreased 3% primarily reflecting the reduction in operating leases from the NACCO sale and a reduction in interest-bearing cash, which was used to redeem debt and repurchase common shares, partially offset by growth in commercial loans Average deposits decreased by 1%, driven by a decline in the branch, online and brokered channels The reduction of average borrowing balances is due to liability management actions related to the sale of NACCO Consolidated Average Balance Sheet Average earning assets declined slightly, reflecting the run-off of legacy portfolios and the sales of our reverse mortgage portfolio and NACCO, partially offset by growth in the core portfolios and the investment portfolio Average deposits increased 4% primarily due to growth in our direct bank channel, partially offset by the reduction of brokered and commercial deposits Average equity decreased 18% driven by $1.6 billion of common share repurchases vs. Prior Quarter vs. Year-ago Quarter Net of credit balances of factoring clients. Loans and leases include assets held for sale. Excludes our Non-Strategic Portfolios segment.

Commercial Banking and Consumer Banking Average Loans and Leases(1) Core Average Loans and Leases(3) Vs. Prior Quarter: +2% Vs. Year-ago Quarter: + 8% Commercial Banking Vs. Prior Quarter: Average loans and leases decreased 2%, driven by the sale of NACCO early in the current quarter and an increase in prepayments, partially offset by strong growth in funded volume in Commercial Finance, Real Estate Finance and Business Capital Vs. Year-ago Quarter: Average loans and leases increased slightly, as growth in Commercial Finance, North American Rail and Business Capital were offset by a slight decline in Real Estate Finance and the sale of NACCO Consumer Banking Vs. Prior Quarter: Average loans increased slightly, as new business volume in the Other Consumer Banking division was partially offset by run-off of the LCM portfolio Vs. Year-ago Quarter: Average loans decreased as run-off of the LCM portfolio and the sale of the reverse mortgage portfolio were partially offset by new business volume in the Other Consumer Banking division ($ in billions) (2) Consumer Banking Certain balances may not sum due to rounding. Net of credit balances of factoring clients and including assets held for sale. Real Estate Finance includes legacy non-SFR currently in run-off in the amounts of $551 million, $582 million, $613 million, $647 million, and $684 million for 4Q18, 3Q18, 2Q18, 1Q18, and 4Q17, respectively. Core portfolios is total loans and leases net of credit balances of factoring clients, NACCO, Legacy Consumer Mortgages (LCM) and Non-Strategic Portfolios (NSP), and totaled $33,002 million, $32,224 million, $31,568 million, $31,269 million, and $30,566 million for 4Q18, 3Q18, 2Q18, 1Q18, and 4Q17, respectively. Commercial Banking

Average Funding Mix Average deposits decreased by 1%, or $374 million, driven by declines in the branch, online and brokered channels Unsecured borrowings and structured borrowings decreased by 8% and 35%, respectively, reflecting liability management actions related to the sale of NACCO Only one significant structured borrowing facility remains (related to Commercial Services), following the termination of our Dutch total return swap facility during the quarter Certain balances may not sum due to rounding. $38.3 $39.1 $40.4 $39.9 $39.0

Average deposit costs increased 10 bps Average deposit balances decreased 1%, driven by declines in the branch, online and brokered channels Average Deposit Mix and Cost of Deposits Average deposit costs increased 44 basis points Average deposits increased $1.2 billion, driven by growth in the online channel, partially offset by declines in the branch, commercial and brokered channels vs. Prior Quarter vs. Year-ago Quarter Deposits by Type Deposits by Channel ($ in billions)

Non-accrual loans decreased $36 million and decreased 12 bps as percentage of loans, primarily driven by a loan sale in Commercial Finance Net charge-offs in the Commercial Banking segment were $23 million, down from $25 million in the prior quarter The increase in ALLL was primarily driven by increases in the Commercial Finance division Asset Quality Trends – Continuing Operations (Excluding Noteworthy Items)(1) The increase in non-accrual loans is primarily driven by increases in the Commercial Finance division Allowance for loan losses up 11 basis points to 1.59%, mostly attributable to Commercial Finance, and also reflects an increase in specific reserves associated with non-accruals See appendix for details on noteworthy items. As a percent of average loans, excluding loans held for sale. Non-accrual Loans & Net Charge-offs Allowance for Loan Losses (ALLL) vs. Prior Quarter vs. Year-ago Quarter ($ in millions)

Capital levels remain strong CET1 capital ratio decreased approximately 40 basis points from the prior quarter to 12.0% Total capital ratio decreased approximately 30 basis points Approximately 9.7 million shares were repurchased during the quarter at an average price of $47.45 Strong Capital Position CET1 capital ratio decreased approximately 240 basis points Total capital ratio decreased approximately 140 basis points, as capital returns more than offset a qualifying Tier 2 capital issuance and net income Capital ratios for the current quarter are preliminary. Risk Based Capital Ratios(1) Loans and Leases-to-Deposit Ratio vs. Prior Quarter vs. Year-ago Quarter

2018 Key Performance Metrics – Continuing Operations See appendix for details on noteworthy items. See also Non-GAAP Disclosures for a reconciliation of non-GAAP to GAAP financial information, and non-GAAP tables in the corresponding earnings release. Core portfolios is total loans and leases net of credit balances of factoring clients, NACCO, Legacy Consumer Mortgages (LCM) and Non-Strategic Portfolios (NSP). Operating expenses exclusive of restructuring costs and intangible asset amortization. Total operating expenses exclusive of restructuring charges and amortization of intangibles divided by total revenue (net finance revenue and other income). Under the section excluding noteworthy items, the first value is only excluding noteworthy items, whereas the second value is excluding both noteworthy items and discrete items. The numerator is adjusted to remove the impact of intangible amortization and goodwill impairment. The denominator is reduced for disallowed deferred tax assets and in FY17, ~$1.2 billion of capital reduction associated with the Commercial Air sale.

2018 Key Performance Metrics and 2019 Targets See appendix for details on noteworthy items. See also Non-GAAP Disclosures for a reconciliation of non-GAAP to GAAP financial information, and non-GAAP tables in the corresponding earnings release. Core portfolios is total loans and leases net of credit balances of factoring clients, NACCO, Legacy Consumer Mortgages (LCM) and Non-Strategic Portfolios (NSP). Operating expenses exclusive of restructuring costs and intangible asset amortization. Core operating expenses divided by total revenue (net finance revenue and other non-interest income excluding property tax income). Under the section excluding noteworthy items, the first value is only excluding noteworthy items, whereas the second value is excluding both noteworthy items and discrete items. The numerator is adjusted to remove the impact of intangible amortization and goodwill impairment. In addition, 4Q19 target ROTCE is adjusted to normalize for the preferred dividend payment as if it were accrued evenly through the year due to its semiannual payment. The denominator is reduced for disallowed deferred tax assets. Implementing the changes to ASC 842 results in two different sources of increases to operating expenses. Accounting for the initial direct costs of originating leases is estimated to increase operating expenses by $15 to $20 million annually. Accounting for the gross-up of property taxes billed to jurisdictions, but then collected from customers, is expected to increase operating expenses by $25 to $30 million annually with an offset in other non-interest income.

First Quarter 2019 Outlook See appendix for details on noteworthy items. See also Non-GAAP Disclosures for a reconciliation of non-GAAP to GAAP financial information, and non-GAAP tables in the corresponding earnings release. Core portfolios is total loans and leases net of credit balances of factoring clients, NACCO, Legacy Consumer Mortgages (LCM) and Non-Strategic Portfolios (NSP). Operating expenses exclusive of restructuring costs and intangible asset amortization. Core operating expenses divided by total revenue (net finance revenue and other non-interest income excluding property tax income). Under the section excluding noteworthy items, the first value is only excluding noteworthy items, whereas the second value is excluding both noteworthy items and discrete items. Implementing the changes to ASC 842 results in two different sources of increases to operating expenses. Accounting for the initial direct costs of originating leases is estimated to increase operating expenses by $15 to $20 million annually. Accounting for the gross-up of property taxes billed to jurisdictions, but then collected from customers, is expected to increase operating expenses by $25 to $30 million annually with an offset in other non-interest income. Due to these accounting changes, for 1Q19 we estimate operating expenses will increase by $10 million, and we estimate other non-interest income will increase by $6 to $7 million.

Focusing on Our Strategic Priorities A Leading National Bank Focused on Lending and Leasing to the Middle Market and Small Businesses Executing on Our Strategies 1 Maximize Potential of Core Businesses 2 Enhance Operational Efficiency 3 Optimize Funding Costs 4 Optimize Capital Structure 5 Maintain Strong Risk Management

Appendix

Quarterly Noteworthy Items Per share impact based on 105 million, 114 million, 125 million, 132 million, and 131 million average diluted shares outstanding for 4Q18, 3Q18, 2Q18, 1Q18, and 4Q17, respectively.

Full Year Noteworthy Items Per share impact based on 119 million and 164 million average diluted shares outstanding for 2018 and 2017, respectively.

A Leading National Bank for Lending and Leasing to the Middle Market and Small Businesses

Commercial Banking

(4Q18; $ in billions)



Real Estate Finance $5.5
Rail $6.5
Commercial Finance $10.3
Business Capital(1) $7.1

Average Loans and Leases: $29.4

- **Commercial Finance**: Middle-market lender with expertise in targeted industries and products. Emphasis on asset growth and lead-managed transactions.
- **Rail**: Leading railcar lessor providing financial solutions to customers in the US, Canada and Mexico. Focus on maintaining utilization rate; market demand pressuring renewal pricing. European Rail business (NACCO) sold in the 4th quarter of 2018.
- **Real Estate Finance**: Leading lender to commercial real estate investors and developers; deep industry relationships, underwriting experience and market expertise.
- **Business Capital**: Leading equipment lessor and lender; among the nations largest providers of factoring services. Trusted business partner providing innovative technology, industry expertise and unique residual knowledge.

Consumer Banking



Legacy Consumer Mortgages $2.8
Other Consumer Banking $3.6

Average Loans: $6.5

- **Legacy Consumer Mortgages**: Run-off legacy consumer mortgage portfolio. High margins and loss share agreement. Reverse mortgage portfolio sold in the second quarter of 2018.
- **Other Consumer Banking**:
  - Consumer deposit products, residential mortgage and SBA products offered through OneWest retail branches.
  - **Online banking**: Well-recognized Direct Banking channel offers online savings accounts and CDs nationally.

Certain balances may not sum due to rounding.
(1) Net of credit balances of factoring clients.

CIT | 4Q18 Earnings 25

Net Finance Revenue: decreased $25 million as the prior quarter includes a $9 million benefit from NACCO suspended depreciation, as well as the sale of NACCO during the current quarter Other Non-Interest Income: increased $17 million as the current quarter includes a $25 million pre-tax benefit from the gain on the sale of NACCO Commercial Banking – Reported Net Finance Revenue: decreased $43 million primarily due to the foregone income from NACCO during the current quarter, as well as higher interest expense and lower purchase accounting accretion, partially offset by the net benefit of higher interest rates on earning assets and asset growth Certain balances may not sum due to rounding. Net of depreciation and maintenance and other operating lease expenses. vs. Prior Quarter vs. Year-ago Quarter

Commercial Banking Divisional Performance Commercial Finance Rail

Commercial Banking Divisional Performance Net of credit balances of factoring clients. Real Estate Finance Business Capital

Net Finance Revenue: increased $9 million primarily driven by lower negative interest income from the indemnification asset, as well as higher income from growth in our Other Consumer Banking division Other Non-Interest Income: increased $22 million as the prior quarter included a $21 million impairment charge of the indemnification asset Consumer Banking – Reported Net Finance Revenue: increased $26 million, primarily due to an increase in the benefit in interest expense received from the other segments for the value of the excess deposits Consumer Banking generates, and lower negative interest income from the indemnification asset, partially offset by lower interest income from LCM due to the sale of the reverse mortgage portfolio AEA: decreased 6% as run-off of the LCM portfolio and the sale of the reverse mortgage portfolio were partially offset by new business volume in the Other Consumer Banking division vs. Prior Quarter vs. Year-ago Quarter

Consumer Banking Divisional Performance Legacy Consumer Mortgages Other Consumer Banking

Non-GAAP Disclosures(1) Certain balances may not sum due to rounding. Reconciliations of non-GAAP measurements to GAAP measurements that are included in our quarterly earnings release are not repeated in this presentation.

Non-GAAP Disclosures(1) Certain balances may not sum due to rounding. Capital numbers for current quarter are preliminary. Selective reconciliations of non-GAAP measurements to GAAP measurements are included in our quarterly earnings release and not repeated in this presentation.